AMENDMENT TO THE

AGENCY AGREEMENT

THIS AMENDMENT made as of the 15th day of August, 2017 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of May 30, 2014, between HC Capital Trust (the “Lender”) and Citibank, National Association (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, the Parties wish to amend the Agency Agreement to remove approved borrowers located in Taiwan and Malaysia; and

WHEREAS, the Parties wish to amend the Agency Agreement to restrict lending in Taiwan and Malaysia; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Agent hereby agrees to cease lending in Taiwan and Malaysia.

2.	Schedule I

The original Schedule I is hereby deleted in its entirety and replaced with the Amended Schedule 1 attached hereto.

3.	Annex 1 and Annex II to Schedule VII

The original Annex I and Annex II to Schedule VII are hereby deleted in their entirety and replaced with the Amended Annex I and Annex II to Schedule VII attached hereto.

4.	Miscellaneous

(a)

This Amendment supplements and amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Richard Kissinger	By:	/s/ Colette Bergman
Name:	Richard Kissinger	Name:	Colette Bergman
Title:	Director	Title:	VP & Treasurer

Date:	8/16/2017	Date:	8/17/2017

AMENDED Schedule I

To the Global Securities Lending Agency Agreement

Between CITIBANK N.A., As the Agent

And the Lender

SECURITIES LENDING APPROVED BORROWER LIST

LENDER: HC Capital Trust, on behalf of the following Covered Portfolios

US Borrower List

•	ABN AMRO Securities (USA) LLC (f/k/a MeesPierson Securities LLC)

•	Bank of Montreal

•	Barclays Capital Inc.

•	BMO Capital Markets Corp. (f/k/a Harris Nesbitt Corp. BMO Nesbitt Burns Corp. Nesbitt Burns Securities Inc.)

•	BofAML Securities, Inc. - This entity becomes live June 30, 2017

•	BNP Paribas Prime Brokerage Inc.

•	BNP Paribas Securities Corp.

•	BNP Paribas, New York Branch

•	CIBC World Markets Corp. (f/k/a CIBC Oppenheimer Corp.)

•	Citadel Clearing LLC

•	Citadel Securities LLC (f/k/a Citadel Trading Group L.L.C. and Citadel Derivatives Group LLC)

•	Commerz Markets LLC (f/k/a Dresdner Kleinwort Securities LLC, Dresdner Kleinwort Wasserstein LLC, Dresdner Kleinwort Benson North America LLC)

•	Cowen and Company, LLC

•	Credit Agricole Corporate and Investment Bank

•	Credit Agricole Securities (USA), Inc. (f/k/a Calyon Securities (USA), Inc.

•	Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC, Credit Suisse First Boston Corporation)

•	Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex Brown Inc.)

•	Goldman, Sachs & Co.

•	HSBC Securities (USA) Inc.

•	Industrial and Commercial Bank of China Financial Services, LLC

•	ING Financial Markets LLC (f/k/a ING Barings Corp.)

•	J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities, Inc., Merged with Chase Securities Inc.)

•	Jefferies LLC

•	Macquarie Capital (USA) Inc.

•	Merrill Lynch, Pierce, Fenner and Smith, Inc. (Part of Bank of America Corporation, merged with Banc of America Securities LLC)

•	Morgan Stanley & Co. LLC

•	MUFG Securities Americas Inc. (f/k/a Mitsubishi UFJ Securities (USA), Inc.)

•	National Bank of Canada Financial Inc.

•	National Financial Services LLC (f/k/a National Financial Services Corp.)

•	Nomura Securities International, Inc.

•	Pershing, LLC

•	Raymond James & Associates, Inc.

•	Scotia Capital (USA) Inc.

•	SG Americas Securities, LLC (MSLA assigned by SG Cowen Securities Corp).

•	Societe Generale, New York Branch

•	State Street Bank & Trust Co.

•	TD Ameritrade Clearing Inc.

•	The Bank of Nova Scotia

•	Timber Hill LLC

•	UBS AG, London Branch

•	UBS Securities LLC

•	US Bancorp Investments, Inc.

•	Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, N.A. , First Union National Bank)

•	Wells Fargo Clearing Services, LLC (f/k/a First Clearing LLC)

•	Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC)

UK Borrower List

•	Abbey National Treasury Services PLC (f/k/a Cater Allen Intl. Limited)

•	ABN AMRO Bank N.V. (Combined entity of Fortis Bank (Nederland) N.V. and ABN AMRO Bank N.V.)

•	Banco Santander SA

•	Bank of New York Tokyo Branch

•	Bank of Nova Scotia, London Branch

•	Bank of Tokyo-Mitsubishi UFJ (BTMU)***

•	Barclays Bank Plc

•	Barclays Capital Securities Limited

•	BMO Capital Markets Corp. (f/k/a Paloma Securities LLC)

•	BMO Capital Markets Limited (f/k/a Paloma Securities London Limited)

•	BNP Paribas Arbitrage SNC

•	BNP Paribas Prime Brokerage International, Limited

•	BNP Paribas, London Branch

•	BNP Paribas, Paris Branch

•	Canadian Imperial Bank of Commerce, London

•	Commerzbank AG

•	Credit Agricole CIB

•	Credit Suisse AG, Dublin Branch

•	Credit Suisse Securities (Europe) Limited

•	Danske Bank AS

•	Deutsche Bank AG, Frankfurt

•	Deutsche Bank AG, London

•	ED&F Man Capital Markets LTD

•	Goldman Sachs International

•	HSBC Bank Plc

•	ING Bank NV

•	J.P. Morgan Securities Limited

•	Jefferies Intl. Limited

•	Lloyds Bank PLC

•	Macquarie Bank Limited

•	Merrill Lynch International

•	Mitsubishi UFJ Securities International PLC (f/k/a Mitsubishi UFJ Securities International Plc)

•	Morgan Stanley & Co. International Plc

•	Morgan Stanley MUFG Securities Co., Ltd

•	National Australia Bank Ltd. London

•	Natixis S.A.

•	Nomura International Plc

•	Royal Bank of Canada

•	Royal Bank of Canada Europe Limited

•	Royal Bank of Scotland Plc

•	SG Option Europe S.A.

•	Skandinaviska Enskilda Banken AB (publ)

•	Société Générale

•	Standard Chartered Bank

•	Sumitomo Mitsui Banking Corp-Tokyo***

•	The Norinchukin Bank

•	Trust & Custody Services Bank Ltd.

•	UBS AG London Branch

•	UBS Limited

•	Unicredit Bank AG

Canadian Borrower List

•	BMO Nesbitt Burns Inc.

•	CIBC World Markets Inc.

•	Merrill Lynch Canada Inc.

•	RBC Dominion Securities Inc.

•	Scotia Capital Inc.

•	TD Securities Inc.

In connection with loans of Securities and reverse repurchase transactions (if previously approved as investment vehicle for Securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodians of (a) collateral for securities lend under the securities lending program, and (b) Securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A., as our agent to enter into the necessary agreements to effectuate the foregoing.

***

Lender acknowledges that Agent may be separately compensated by these Borrowers in connection with loans to them of high quality assets. Such compensation is not subject to the sharing set out in Schedule IV of the Agency Agreement.

As of August 15, 2017

Approved by:
Name:
Title:

Date:

AMENDED

Annex I to Schedule VII to

Securities Lending Agency Agreement

Summary of Minimum Manufactured Dividend Requirements (Tax Matrix)

Lender Name:         HC Capital Trust

The following Matrix provides the minimum manufactured dividend requirements for the client (including any tax reclaim). The Matrix is based on the assumption that all relevant documentation is in place and where applicable the beneficial owner can benefit from the relevant double tax treaty (‘DTT’) in place.

Argentina	100%
Australia (Franked)	100%
Australia (Unfranked) (Note 1)	85%
Austria	85%
Belgium	85%
Brazil	100%
Canada	85%
China H Shares	90%
Czech Republic	85%
Denmark	85%
Finland	85%
France	85%
Germany	85%
Greece	75%
Hong Kong	100%
Hungary	100%
Ireland	100%
Israel	75%
Italy	85%
Korea (South)	84%
Japan	90%
Luxembourg	85%
Mexico	100%
Netherlands	85%
New Zealand (Franked)	85%
New Zealand (Unfranked)	85%
Norway	75%
Philippines	75%
Poland	85%
Portugal	85%
Singapore	100%
South Africa	85%
Spain	85%
Sweden	85%
Switzerland	85%
Thailand	90%
Turkey	85%
United Kingdom	100%
United States	100%

Notes to the Matrix

(i)	General assumptions: The following general assumptions are made in respect of the lender of the securities.

(1)	Lenders are portfolio investors in equities (which as a general rule, implies a holding of less than 10% of the issued share capital of the investment company);

(2)	The lender of securities is able to benefit from the relevant DTT (if available);

(3)	The lender of securities has all requisite documentation in place to benefit from both local domestic reductions/exemptions and from all DTT reductions/exemptions (if applicable).

(ii)	Country specific assumptions/notes

(1)	Argentina

It is assumed that dividends do not exceed ‘accumulated taxable income’ of the payer If dividends exceed accumulated taxable income, the excess dividend is subject to withholding tax at the rate of 35%, thereby creating a minimum dividend requirement of 65% - 100% (depending on the extent of the excess dividend).

(2)	Australia

No withholding tax applies to fully imputed (franked) dividends. Unfranked dividends attract withholding tax at the rate of 30% on the unfranked portion or as reduced under a DTT. Partially franked dividends can attract different rates of withholding tax depending on the portion of dividend franked.

(3)	Singapore

There is no withholding tax on Singapore dividends. Effective 1 January 2003, Singapore moved from an imputation system (“franking system”) to a “one-tier” system in which dividends are subject to a final tax at the corporate level and are exempt from further tax in the hands of resident and non-resident shareholders.

(4)	United Kingdom

There is no withholding tax on United Kingdom dividends. A tax credit equal to 10% of the sum of the dividend plus the tax credit (or I/9th of net dividend) applies to all dividends paid. There is no refund of the tax credit available. The above assumes that the securities lender does not control directly or indirectly, at least 10% of the voting power in the company paying the dividends.

Agreed by Client:

Date:

Important - Disclaimer

The Securities Finance Matrix (the Matrix) and the associated notes have been compiled by the Citigroup Corporate Tax Department. The Matrix and notes are provided as a guide to the minimum manufactured dividend/interest coupon requirements (as the case may be) for a holder of securities wishing to lend securities to another person (the counter-party). In every case we stress the need for clients to obtain specific tax advice. The information contained herein should under no circumstances be relied upon and readers should not make investment decisions based on the information provided herein. Whilst every effort has been made to independently verify each rate in the Matrix and each statement made in the notes, Citigroup or any of its subsidiaries or affiliates accept no responsibility of the accuracy or completeness of the information contained herein. The Matrix and notes were assembled as at 05 May 20 I I and, unless otherwise indicated, are based on information available at that time.

IRS Circular 230 Disclosure: Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup. Inc. and its affiliates. This email and any attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

AMENDED

Annex 2 to Schedule VII to

Securities Lending Agency Agreement

Additional Terms and Procedures

for Loans in Certain Jurisdictions Outside the United States

General Procedures

The	Lender and the Agent hereby agree to the additional procedures outlined below for Loans conducted in the indicated below.

Market	Additional Market Lending Procedures
Hong Kong	Lender agrees to provide sale notification to the trading desk on Trade date by 12 noon Hong Kong time

Mexico	Lender agrees to provide trading desk sale notification on Trade date by 12 noon New York time

Singapore	Lender agrees to always provide trading desk sale notification on Trade date by 12 noon Hong Kong time

South Korea	Lender agrees to provide trading desk sale notification on Trade date by 12 noon Hong Kong time

Spain	Lender agrees to always provide trading desk sale notification on Trade date by 12 noon Spain time.

Thailand	Lender agrees to provide trading desk sale notification on Trade date by 12 noon Hong Kong time